UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. ___)
Check the appropriate box:
☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ViewCast.com, Inc.

(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ViewCast Corporation
3701 W. Plano Parkway, Suite 300
Plano, Texas 75075
Notice of Stockholder Action by Written Consent
To our Stockholders:
The purpose of this letter is to inform you of actions that have been taken by certain stockholders of ViewCast.com, Inc., doing business as ViewCast Corporation, a Delaware corporation (the “Company,” “we” or “us”). On or before May 31, 2011, four of our stockholders, holding voting rights representing a majority of the voting power of all of our capital stock executed a written consent in lieu of a special meeting taking action as follows:
1)	authorizing a Certificate of Amendment to our Certificate of Incorporation (as previously amended, our “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.0001 per share (“Common Stock”) from One Hundred Million (100,000,000) shares to Two Hundred Million shares (200,000,000); and
2)	authorizing the board of directors of the Company (the “Board”) to effect a future amendment to our Certificate of Incorporation which would effect a reverse stock split of our common stock with a ratio within a range of 1-for-5 to 1-for-50, with the exact ratio within such range to be determined by the Board in its discretion to, among other things, meet the listing requirements of a large national exchange, such as The NASDAQ Stock Market, as a result of which every five to fifty shares of Common Stock outstanding before the reverse stock split shall represent one share of Common Stock. If the reverse stock split is effected by the Board, the final reverse stock split ratio within the range will be determined solely by our Board at any future date prior to July 5, 2013, without further action or approval of the stockholders.
Under the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, these changes to our Certificate of Incorporation may be effected, without a meeting of stockholders, by a resolution of our Board followed by written consent of stockholders holding voting rights representing a majority of the voting power of all of our capital stock. The described changes to our Certificate of Incorporation have already been approved by our Board and by the required written consent of stockholders. This letter is the notice required by Section 228(e) of the DGCL. We expect to begin mailing this Information Statement to stockholders on  _____, 2011.
This letter and the accompanying Information Statement, which describes in more detail the changes and potential changes to our Certificate of Incorporation, are being furnished to our stockholders for informational purposes only.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
By Order of the Board
David T. Stoner
Chief Executive Officer
                    , 2011
Important Notice Regarding the Internet Availability of this Information Statement
A copy of this Information Statement is available to you free of charge at http://viewcast.com/company/investor-relations. We are not soliciting your proxy or consent, but are furnishing an information statement to you pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

ViewCast Corporation
3701 W. Plano Parkway, Suite 300
Plano, Texas 75075
INFORMATION STATEMENT
PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
ViewCast.com, Inc., doing business as ViewCast Corporation, a Delaware corporation (the “Company,” “we” or “us”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of June 3, 2011 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions taken by our Board (the “Board”) and stockholders by written consents in lieu of special meetings. No action is requested or required on your part.
NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY WRITTEN CONSENT
As of the Record Date, our Board adopted, and stockholders holding voting rights representing a majority of the voting power of all of our capital stock, approved, by written consent, resolutions: (i) authorizing a Certificate of Amendment to our Certificate of Incorporation (as previously amended, our “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.0001 per share (“Common Stock”) from One Hundred Million (100,000,000) shares to Two Hundred Million shares (200,000,000); and (ii) authorizing the Board, at its discretion, to effect a future amendment to our Certificate of Incorporation which would effect a reverse stock split of our common stock with a ratio within a range of 1-for-5 to 1-for-50, with the exact ratio within such range to be determined by the Board in its discretion, as a result of which every five to fifty shares of Common Stock outstanding before the reverse stock split shall represent one share of Common Stock. If the reverse stock split is effected by the Board, the final reverse stock split ratio within the range will be determined solely by our Board at any future date prior to July 5, 2013, without further action or approval of the stockholders. This Information Statement describes in more detail the changes to our Certificate of Incorporation.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Reverse Stock Split (as hereafter defined), the potential application for listing or actual listing of our Common Stock on The NASDAQ Stock Market (“NASDAQ”), or another national securities exchange, and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.
In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the Securities and Exchange Commission (the “SEC”).

Delivery of Information Statement
We are required under the Exchange Act and the DGCL to deliver a notice and Information Statement to our stockholders to inform them that certain stockholders and our Board have taken these actions that will affect the Company.
Action By Written Consent
Effective as of the Record Date, our Board and four stockholders, collectively representing approximately 55.9% of the voting power of our Common Stock, have approved: (i) an amendment to our Certificate of Incorporation, in the form attached as Appendix A to this Information Statement, increasing the number of authorized shares of our Common Stock from 100,000,000 to 200,000,000 (the “Share Increase Amendment”); and (ii) authorized a possible future amendment to our Certificate of Incorporation, to be adopted at the Board’s discretion at any time prior to July 5, 2013, to effect a reverse stock split of our Common Stock (the “Reverse Stock Split”), at a reverse split ratio of 1-for-5 to 1-for-50 (the “Reverse Stock Split Range”), with the exact ratio within the Reverse Stock Split Range to be determined by the Board in its discretion, to the extent necessary, among other things, to meet the applicable listing requirements of NASDAQ, or another national securities exchange, as a result of which every five to fifty outstanding shares of Common Stock before the Reverse Stock Split shall represent one share of Common Stock after the Reverse Stock Split (the “Reverse Split Amendment,” and together with the Share Increase Amendment, the “Amendments”).
Voting Securities and Principal Holders Thereof
The approval of the Amendments required only the written consent of stockholders representing a majority of the voting power of our capital stock. A majority means one vote more than 50% of the total number of shares that would have been eligible to vote at a meeting of stockholders. Each holder of record of our Common Stock and our Series E Convertible Redeemable Preferred Stock, par value $0.0001 per share, on an as-converted basis (“Series E Preferred Stock,” and together with our Common Stock, the “Capital Stock”), at the close of business on the Record Date, would have been eligible to vote at a meeting of our stockholders concerning the matters discussed in this information statement, if such meeting had been required.
As of the Record Date, 55,699,005 shares of our Common Stock and 80,000 shares of our Series E Preferred Stock were issued and outstanding. Each holder of a share of our Common Stock was entitled to one vote for every share of Common Stock held by such stockholder. In addition, each holder of our Series E Preferred Stock was entitled to one vote for every share of Common Stock such shares of Series E Preferred Stock were convertible into on the Record Date. Based upon the conversion rate as of the Record Date, as established in the Exchange Agreement (as defined in the section “Reasons for the Amendments” below), each holder of Series E Preferred Stock was entitled to 200 votes for every share of Series E Preferred Stock held, concerning the approval of the Amendments.
Four of our stockholders, H.T. Ardinger, Jr., Ardinger Family Partnership, Ltd., a Texas limited partnership of which Mr. Ardinger is the sole general partner (“Ardinger LP”), David W. Brandenburg, a director of our Company, and his wife, Diana L. Brandenburg (together, the “Stockholders”), collectively representing approximately 55.9% of the voting power of our Capital Stock, executed the written consent of stockholders approving the Amendments (the “Written Consent”). Upon the execution of the Written Consent, the Amendments were validly authorized and approved.
No Special Meeting
Under the DGCL and our Certificate of Incorporation and Restated Bylaws (our “Bylaws”), the changes to our Certificate of Incorporation may be effected, without a meeting of stockholders, by a resolution of our Board followed by written consent of stockholders holding voting rights equivalent to a majority of Capital Stock. The described changes to our Certificate of Incorporation were approved by our Board and our stockholders, by virtue of the execution of the Written Consent by the Stockholders. Therefore, no stockholders’ meeting was required for approval of the Amendments.

Reasons for the Amendments
As previously disclosed, on May 4, 2011, we entered into that certain Preferred Stock Exchange Agreement, dated as of May 4, 2011, with H.T. Ardinger Jr., Ardinger LP, Adkins Family Partnership, Ltd. and RDB Limited, p/k/a Baker Family Partnership, Ltd. (the “Exchange Agreement”). In accordance with the Exchange Agreement, on May 4, 2011, all 800,000 outstanding shares of our Series B Convertible Preferred Stock, par value $0.0001 per share, and 200,000 outstanding shares of our Series C Convertible Preferred Stock, par value $0.0001 per share, were converted into an aggregate of 16,666,666 shares of our Common Stock (the “Series B/C Conversion”).
In addition to the Series B/C Conversion, pursuant to the Exchange Agreement, among other things: (i) prior to May 4, 2012, the holders of our Series E Preferred Stock may convert each share of Series E Preferred Stock held by such holder into 200 shares of our Common Stock; (ii) upon the consummation of a Securities Placement (as defined in the section “Description of Capital Stock” below) all 80,000 outstanding shares of the Company’s Series E Preferred Stock shall mandatorily convert into 16,000,000 shares of our Common Stock and (iii) we agreed to use commercially reasonable efforts to meet the applicable listing requirements of NASDAQ, and upon meeting such requirements, apply for listing on a NASDAQ market.
As a result of the Exchange Agreement described above and the related desire of the Company to potentially consummate a Securities Placement and to potentially increase its share price of its Common Stock in order to meet the NASDAQ listing requirements, Mr. Ardinger, Ardinger LP, Mr. Brandenburg, our director with the largest ownership position in the Company, and his wife, Ms. Brandenburg, voluntarily delivered to the Company written consents approving: (i) an increase the amount of authorized shares of Common Stock to provide the Company with flexibility regarding the consummation of any Securities Placement and (ii) authorize the filing of a potential future amendment, at the Board’s discretion, to effect a reverse stock split of our Common Stock.
Authorization of Additional Shares of Common Stock
As of the Record Date, 55,699,005 shares of our Common Stock were issued in outstanding. In addition, we have reserved: (i) 6,284,085 shares of our Common Stock to be issued in connection with any exercise of outstanding stock options and (ii) 16,000,000 shares of our Common Stock for issuance in connection with any optional or mandatory conversion of the Series E Preferred Stock as contemplated by the Exchange Agreement. Based upon the share price of our Common Stock, $0.35 per share as of the Record Date, the Board believed that an insufficient number of authorized but unissued or unreserved shares of Common Stock would be available for issuance in the event that the we determined to consummate a Securities Placement. As a result, the Board believed it was in the best interest of the Company and our stockholders to increase the number of shares of Common Stock authorized from 100,000,000 to 200,000,000.
Accordingly, in order to ensure that we will have enough authorized but unissued shares of our Common Stock for issuance as indicated above and to thereafter permit us to meet our business needs as they arise, our Board believed it to be in our best interest and the interests of our stockholders to increase the number of authorized shares of our Common stock. The availability of these additional authorized shares of Common Stock will provide us with flexibility to issue Common Stock for a variety of corporate purposes, without the delay and expense associated with convening a special stockholders’ meeting. These purposes may include, among other things, raising equity capital through public and private offerings, including but not limited to, a Securities Placement, funding potential acquisitions, adopting additional stock plans or reserving additional shares for issuance under existing plans. The Share Increase Amendment will make available the additional authorized shares of Common Stock for issuance from time to time at the discretion of our Board without further action by our stockholders.

Reverse Stock Split
Our Common Stock is currently traded on the OTC Bulletin Board under the ticker symbol VCST.OB. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges, such as NASDAQ. As discussed above, pursuant to the Exchange Agreement, we have agreed to use commercially reasonable efforts to meet NASDAQ’s listing requirements and, upon meeting such requirements, we have agreed to apply for registration on a NASDAQ market. Generally, to list our Common Stock on a NASDAQ market, we will be required to have a minimum bid price of $4.00 per share. As of the Record Date, the closing price of our Common Stock, as quoted on the OTC Bulletin Board, was $0.35 per share. Therefore, we do not currently meet NASDAQ’s minimum bid price listing requirements. There is no guarantee that we will meet the minimum bid price or other requirements for out Common Stock to be traded on NASDAQ. Additionally, the Board believes that the current market value per share of our Common Stock has reduced the effective marketability of the shares of our Common Stock because institutional investors and investment funds are generally reluctant to invest in lower priced stocks and many brokerage firms are generally reluctant to recommend lower priced stocks to their clients.
The purpose of authorizing the Reverse Stock Split Range from 1-for-5 to 1-for-50 (rather than a fixed reverse split ratio) is to provide the Company with flexibility to determine an appropriate reverse split ratio and bring it into effect on short notice. We anticipate that we may need to utilize a Reverse Stock Split to, among other things, attempt to meet the applicable NASDAQ listing requirements in connection with the potential listing of our Common Stock on a NASDAQ market, including but not limited to, the $4.00 minimum share price requirement. The Board will effect the Reverse Stock Split only upon the determination that a Reverse Stock Split will be in the best interests of the Company at that time. If the Board decides to effect a Reverse Stock Split, the Board will set the timing for such a split and select the specific ratio within the permitted Reverse Stock Split Range that , in its discretion, would be in the best interests of the Company and our stockholders at that time. Such determination may take into consideration, among other things, the impact of any Reverse Stock Split on our ability to meet the applicable NASDAQ listing requirements, or the requirements of another national securities exchange, as applicable. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that such action is not in the best interest of the Company or our stockholders.
Process for Effecting the Reverse Stock Split
Should the Board determine that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, including, but not limited to, meeting the applicable NASDAQ listing requirement that our Common Stock trade at a minimum value of $4.00 per share, we may, at any time commencing 20 days after this Information Statement has first been sent or given to stockholders, amend our Certificate of Incorporation to effect the reverse stock split in the ratio determined by the Board in its sole discretion, within the Reverse Stock Split Range. Our Board may suspend or withdraw the Reverse Stock Split at any time before the Reverse Stock Split is effective if the Board deems it in the best interests of the Company and our stockholders to do so.
The actual timing of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split will be determined by the Board. The Reverse Stock Split will be effective as of the effective date of, or the effective date otherwise stated in, an amendment to our Certificate of Incorporation (the “Effective Date”).
Upon the filing of the Reverse Split Amendment to effect the Reverse Stock Split, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date will be converted into a lesser number of shares of Common Stock calculated based on the ratio within the Reverse Stock Split Range chosen by our Board. For example, if a stockholder presently holds 100 shares of Common Stock and the Board chooses a reverse stock split ratio of 1-for-5, he, she or it would hold 20 shares of Common Stock following the Reverse Stock Split. In addition to filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company will also obtain a new CUSIP number for our Common Stock at the time of the Reverse Stock Split. Further, the Company must provide notice to the Financial Industry Regulatory Authority (“FINRA”) at least 10 calendar days advance notice of the Effective Date in compliance with Rule 10b-17 promulgated pursuant to the Exchange Act and related SEC and FINRA rules.
The Reverse Stock Split will reduce the number of shares of Common Stock issuable upon exercise or conversion of our outstanding stock options and Series E Preferred Stock in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and the conversion price of the Series E Preferred Stock. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options or Series E Preferred Stock will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

The Reverse Stock Split would not affect any common stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split results in any of our common stockholders owning a fractional share as described below. The voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).
Fractional Shares Resulting from Reverse Stock Split
We will not issue any fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder will be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder will be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date.
Risks Relating to Effecting the Reverse Stock Split
The market value per share of our Common Stock after the Reverse Stock Split may not increase and/or remain higher than the current market value per share of our Common Stock at any time or for any period of time after the Reverse Stock Split, and the total market capitalization of the Company after the Reverse Stock Split may not equal or exceed the total market capitalization before the Reverse Stock Split.
The fair market value per share of our Common Stock after the Reverse Stock Split may not be proportionately higher than the market value per share of our Common Stock immediately prior to the Reverse Stock Split, increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of our Common Stock immediately prior to the Reverse Stock Split. Accordingly, the total market capitalization of the Company after the Reverse Stock Split could be lower than the total market capitalization of the Company before the Reverse Stock Split and, in the future, the market value per share of our Common Stock after the Reverse Stock Split may not exceed and/or remain higher than the current market value per share of our Common Stock immediately prior to the Reverse Stock Split. In many cases, the total market capitalization of a company immediately after a reverse stock split is lower than the total market capitalization immediately prior to the reverse stock split.
The Reverse Stock Split may not result in a fair market value per share of Common Stock that will attract institutional investors, investment funds, or brokers or remain sufficient to maintain any future securities exchange listing.
Although the Board believes that a higher stock price may help generate investor interest, the Reverse Stock Split may not result in a market value per share of our Common Stock that will attract institutional investors, investment funds, or brokers. Furthermore, the market value per share of our Common Stock may fall below the price necessary to maintain a national securities exchange listing.
The Reverse Stock Split may result in certain stockholders owning “odd-lots.”
Although we believe that a Reverse Stock Split may be in the best interests of the Company and our stockholders, once implemented, the Reverse Stock Split may result in certain stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Exchange of Stock Certificates Representing Pre-Reverse Stock Split Shares for Certificates Representing Post-Reverse Stock Split Shares
Should the Board determine to effect the Reverse Stock Split, the conversion of the shares of our Common Stock under the Reverse Stock Split will occur automatically on the Effective Date at a rate within the Reverse Stock Split Range determined by the Board. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.
The Company expects its transfer agent, Continental Stock Transfer and Trust Company, to act as exchange agent (“Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company or the Exchange Agent would send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal would contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of Common Stock to be issued following the Reverse Stock Split (the “New Common Stock”) and any cash to be distributed in lieu of fractional shares.
No new stock certificates would be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you would be able to sell or transfer your stock. Upon each stockholder’s surrender of all of their Old Certificates and delivery of a properly completed and executed letter of transmittal to the Exchange Agent, each stockholder would then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the right to receive the number of whole shares of New Common Stock, and cash in lieu of fractional shares, to which such stockholders are entitled.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.
No Further Action Required
As discussed above, no further stockholder action or other votes are required. The Share Increase Amendment will become effective when it is filed with the Secretary of State of the State of Delaware, which will occur no earlier than 20 calendar days after the mailing of this Information Statement.
If the Board determines to effect the Reverse Stock Split, the final reverse stock split ratio within the Reverse Stock Split Range would be determined solely by our Board at any future date prior to July 5, 2013, without further action or approval of the stockholders. At such time, if any, the Company would file with the Secretary of State of the State of Delaware the Reverse Split Amendment to effect the Reverse Stock Split. The Company would then send you a letter of transmittal instructing you how you may surrender your Old Certificates for certificates representing shares of New Common Stock.
Impact of Amendments on Ownership Interests
Neither the Share Increase Amendment nor the Reverse Split Amendment would, by themselves, affect your ownership interests in the Company (excluding the payments in lieu of fractional shares resulting from the Reverse Stock Split).
Following the effectiveness of the Reverse Stock Split, however, that number of shares of Common Stock extinguished pursuant to the Reverse Stock Split, respectively, will again be available for issuance by the Company. Our issuance of additional shares of Common Stock would reduce your ownership interest in proportion to the number of shares issued. Our future issuances of additional shares may have the effect of diluting earnings per share and book value per share of the outstanding shares at that time.

Impact of Amendments on Voting Interests
The Share Increase Amendment and the Reverse Split Amendment do not, by themselves, affect your voting interests in the Company (excluding any decrease in voting interests resulting from the payment of cash in lieu of fractional shares upon the consummation of the Reverse Stock Split). However, in the future, our issuance of additional shares of Common Stock will reduce your voting interest.
Other Impacts of Reverse Stock Split.
The Reverse Stock Split could be construed to have an anti-takeover effect because of the effective increase in the number of authorized but unissued shares of Common Stock that could be issued (within the limits imposed by applicable law) in one or more transactions that could make more difficult a change in control or takeover of the Company. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action to amend our Certificate of Incorporation was not taken with the intent that it be utilized as a type of anti-takeover device.
Federal Income Tax Consequences.
The following is a summary of certain U.S. federal income tax considerations of the Reverse Stock Split. It addresses only U.S. Stockholders (as defined herein) who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). It does not address tax considerations under state, local, foreign and other laws.
As used herein, the term “U.S. Stockholder” means: (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b) the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations.
The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-Reverse Stock Split shares and post-Reverse Stock Split shares, or the partners of such partnership. Such partnerships and their partners should consult their own tax advisors. The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.
ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.
The Reverse Stock Split is intended to constitute a recapitalization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. Stockholder generally will not recognize gain or loss on the Reverse Stock Split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash in lieu of a fractional share interest in the post-Reverse Stock Split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the Reverse Stock Split is not being undertaken to increase any stockholder’s proportionate ownership of the Company. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of June 3, 2011, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock and Series E Preferred, respectively, by: (i) each person or a group known by us to be the owner of more than five percent (5%) of each class of our outstanding voting securities, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group. Except as otherwise indicated, each person shown in the table has voting and investment power with respect to the shares listed next to his or her name. Except as otherwise indicated, the address for each person listed in the table below is c/o ViewCast.com, Inc., 3701 W. Plano Parkway, Suite 300, Plano, TX 75075.

			Percentage of			Percentage
			Common	Shares of Series		of Series E
	Shares of		Stock	E Preferred		Preferred
	Common Stock		Beneficially	Stock		Stock
Name and Address of	Beneficially		Owned (1),	Beneficially		Beneficially
Beneficial Owner	Owned		(2)	Owned		Owned
Directors and Executive Officers
JOSEPH AUTEM	148,200	(3)	*	—		—

DAVID W. BRANDENBURG	4,584,934	(4)	8.22%	—		—

ADRIAN GIUHAT	25,000		*	—		—

SHEREL D. HORSLEY	125,000	(5)	*	—		—

LAURIE L. LATHAM	635,183	(6)	1.13%	—		—

GEORGE C. PLATT	757,194	(7)	1.35%	—		—

JOHN W. SLOCUM, JR.	135,000	(8)	*	—		—

DAVID T. STONER	738,771	(9)	1.31%	—		—

All executive officers and directors as a group (eight (8) persons)	7,149,282	(10)	12.34%	—		—
Certain Persons
H.T. ARDINGER, JR.	35,523,545	(11)	49.55%	80,000	(13)	100%

JOHN J. SCAMARDELLA	3,208,347	(12)	5.76%	—		—

*	Less than one percent (1%)

1.	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 3, 2011 upon the exercise of options or conversion of shares of Series E Preferred Stock. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from June 3, 2011 have been exercised and that shares of Series E Preferred Stock that are held by such person have been converted. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

2.	Based on a total of 55,699,005 shares issued and outstanding which excludes treasury stock, plus, for each person listed, any Common Stock that person has the right to acquire within 60 days from June 3, 2011 pursuant to options or the conversion of shares of Series E Preferred Stock.

3.	Includes the following shares issuable under the 1995 Directors Option Plan upon exercise of options: (i) 10,000 shares issuable upon exercise at $0.755 per share, (ii) 10,000 shares issuable upon exercise at $0.26 per share, (iii) 10,000 shares issuable upon exercise at $0.615 per share, and (iv) 10,000 shares issuable upon exercise at $0.37 per share; includes under the 2005 Stock Incentive Plan (the “2005 Plan”): (i) 25,000 shares issuable upon exercise at $0.39 per share, (ii) 25,000 shares issuable upon exercise at $0.42 per share, (iii) 25,000 shares issuable upon exercise at $0.475 per share, and (iv) 25,000 shares issuable upon exercise at $0.17 per share.

4.	Information is based on filings made with the SEC under Sections 13 or 16 of the Exchange Act through June 3, 2011 and includes: (i) 934,717 shares held directly by Mr. Brandenburg’s spouse and (ii) the following shares issuable under the 2005 Plan upon exercise of options: (i) 50,000 shares issuable upon exercise at $0.315 per share, and (ii) 25,000 shares issuable upon exercise at $0.17 per share.

5.	Includes the following shares issuable under the 2005 Plan upon exercise of options: (i) 50,000 shares issuable upon exercise at $0.20 per share, (ii) 25,000 shares issuable upon exercise at $0.42 per share, (iii) 25,000 shares issuable upon exercise at $0.475 per share, and (iv) 25,000 shares issuable upon exercise at $0.17 per share.

6.	Includes the following shares issuable under the 1995 Employee Stock Option Plan (the “1995 Employee Plan”) and the 2005 Plan upon exercise of options: (i) 90,278 shares issuable upon exercise at $0.33 per share, (ii) 62,500 shares issuable upon exercise at $0.17 per share, (iii) 60,000 shares issuable upon exercise at $0.485 per share, (iv) 50,000 shares issuable upon exercise at $0.285 per share, (v) 62,500 shares issuable upon exercise at $0.42 per share, and (vi) 250,000 shares issuable upon exercise at $0.48 per share.

7.	Includes the following shares issuable under the 1995 Employee Plan and the 2005 Plan upon exercise of options: (i) 200,000 shares issuable upon exercise at $0.33 per share, (ii) 50,000 shares issuable upon exercise at $0.17 per share, (iii) 70,000 shares issuable upon exercise at $0.485 per share, (iv) 70,000 shares issuable upon exercise at $0.285 per share, (v) 12,500 shares issuable upon exercise at $0.42 per share, and (vi) 130,000 shares issuable upon exercise at $0.48 per share.

8.	Includes the following shares issuable under the 2005 Plan upon exercise of options: (i) 33,335 shares issuable upon exercise at $0.20 per share, (ii) 25,000 shares issuable upon exercise at $0.42 per share, (iii) 25,000 shares issuable upon exercise at $0.475 per share, and (iv) 25,000 shares issuable upon exercise at $0.17 per share.

9.	Includes the following shares issuable under the 1995 Employee Plan and the 2005 Plan upon exercise of options: (i) 144,444 shares issuable upon exercise at $0.33 per share, (ii) 83,333 shares issuable upon exercise at $0.17 per share, (iii) 60,000 shares issuable upon exercise at $0.485 per share, (iv) 50,000 shares issuable upon exercise at $0.285 per share, (v) 62,500 shares issuable upon exercise at $0.42 per share, and (vi) 262,500 shares issuable upon exercise at $0.48 per share.

10.	Includes an aggregate of 2,218,890 shares of our Common Stock issuable under the 1995 Directors Option Plan, 1995 Employee Plan and 2005 Plan, upon the exercise of stock options.

11.	Information is based on filings made with the SEC under Sections 13 or 16 of the Exchange Act through June 3, 2011 and includes: (i) 181,501 shares owned by Mr. Ardinger’s spouse, (ii) 5,562,687 shares owned by Ardinger LP, and (iii) 16,000,000 shares of Common Stock reserved for issuance upon the conversion of $8,000,000 of Series E Convertible Redeemable Preferred Stock to Common Stock at $0.50 per share owned by Ardinger LP.

12.	Based on filings made with the SEC under Sections 13 or 16 of the Exchange Act through June 3, 2011.

13.	All 80,000 shares of Series E Preferred Stock are held directly by Ardinger LP.

DESCRIPTION OF CAPITAL STOCK
Common Stock
Generally. Currently, we are authorized to issue 100,000,000 shares of Common Stock. As of the Record Date, 55,699,005 shares of our Common Stock outstanding were held by approximately 285 beneficial holders. Upon filing the Share Increase Amendment with the Secretary of State of the State of Delaware, we will be authorized to issue 200,000,000 shares of our Common Stock.
Voting Rights. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than fifty percent (50%) of the shares of Common Stock voting for the election of directors can elect all of the directors.
Dividends. Holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board in its discretion, out of funds legally available therefor. Any dividends we pay will be mailed to the stockholders of record as reflected in the share transfer records maintained by our transfer agent and registrar.
Liquidation Preference. In the event of liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in our assets, if any, legally available for distribution to them after payment of debts and liabilities and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.
Stockholder Meetings. Our Bylaws provide that the stockholders shall have annual meetings, called by the Board, and special meetings, called by the President, or the President or Secretary upon the written request of a majority of the Board, or at the request in writing of the holders owning at least a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. The stockholders entitled to vote at such meeting must be given written notice of each such meeting of stockholders. In the case of special meetings, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote, not less than ten or more than sixty days before the meeting. Any notice of a stockholder meeting will be mailed to the stockholders of record as reflected in the share transfer books maintained by our transfer agent and registrar. Since our Certificate of Incorporation and Bylaws are silent concerning whether our stockholders may take action by written consent in lieu of any annual or special meeting of stockholders, Section 228 of the DGCL permits our stockholders to take action by written consent in lieu of a meeting of stockholders.
Preferred Stock
Generally. We are authorized to issue 5,000,000 shares of preferred stock, par value $.0001 per share with such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of ViewCast. As of the Record Date, 80,000 shares of our Series E Preferred Stock are issued and outstanding.
Series E Preferred Stock
Rank. The Series E Preferred Stock shall rank (i) senior to all classes of Common Stock and to any class of preferred stock established hereafter by the Board of Directors of the Company, the terms of which expressly provide that it ranks junior to the Series E Preferred Stock as to rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock, as “Junior Stock”), (ii) on parity with the Series B Preferred Stock and Series C Preferred Stock as to rights on liquidation, winding up and dissolution, and (iii) subject to certain conditions, on a parity with each other class of preferred stock established hereafter by the Board and subject to approval by the majority of the holders of the Series E Preferred Stock, the terms of which expressly provide that such class or series shall rank on a parity with the Series E Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, with the Series B Preferred Stock and Series C Preferred Stock, referred to as “Parity Stock”).

Preference on Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series E Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference (as defined below) before any distribution is made on any Junior Stock, including, without limitation, any Common Stock. “Liquidation Preference” means $100 per share of Series E Preferred Stock (the “Stated Value”) multiplied by 107%.
Redemption Rights. At any time the Company shall have the right to redeem at the Liquidation Preference per share, in whole or in part, shares of Series E Preferred Stock, to the extent permitted by applicable law and so long as the Company shall have sufficient cash available on the optional redemption date to effect such optional redemption.
Voting Rights. Each holder of Series E Preferred Stock shall be entitled to full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock. For each share of Series E Preferred Stock held, the holder thereof shall be entitled to the number of votes into which such share of Series E Preferred Stock could then be converted into Common Stock. Each holder of Series E Preferred Stock shall be entitled to vote, together with holders of the Common Stock, with respect to any question upon which holders of the Common Stock have the right to vote.
Conversion Rights. Each holder of shares of Series E Preferred Stock shall have the right, subject to any applicable laws and regulations, at any time at the holder’s option to convert any shares of Series E Preferred Stock based on the Stated Value into shares of Common Stock at the Conversion Price. Before the execution of the Exchange Agreement, each share of Series E Preferred Stock was convertible at the average closing sale price for our Common Stock on the OTC Bulletin Board during the 20 trading days ending on the last trading day prior to the notice of conversion being submitted.
Pursuant to the Exchange Agreement, until May 4, 2012 (the “Temporary Conversion Period”), each outstanding share of Series E Preferred Stock became convertible, at the option of the holder of such Series E Preferred Stock, into shares of Common Stock at a temporary conversion price of $0.50 per share of underlying Common Stock for each share of Series E Preferred Stock, with each share of Series E Preferred Stock having a value of $100.00 per share (the “Temporary Conversion Price”). If at any time during the Temporary Conversion Period, the Company completes, in one transaction or a series of related transactions, the placement(s) of Common Stock for total aggregate net proceeds of at least $7,000,000 (a “Securities Placement”), each outstanding share of Series E Preferred Stock shall automatically convert into the corresponding number of shares of Common Stock at the Temporary Conversion Price. During the Temporary Conversion Period, if any shares of Series E Preferred Stock are converted, all other outstanding shares of Series E Preferred Stock shall also automatically convert at the Temporary Conversion Price.
Restriction on Distributions. If and so long as at least 10,000 shares of Series E Preferred Stock remain outstanding, the Company shall not declare or pay any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, Junior Stock or warrants, rights or options exercisable for or convertible into any Junior Stock.
Optional Conversion by the Company. If the closing sale price for the Common Stock on the trading market during any 20 consecutive trading day period is at least 150% of the then applicable Conversion Price (the “Conversion Trigger”), the Company shall have the right once in any twelve-month period to issue a notice of conversion to the holders of the Series E Preferred Stock within 40 trading days after the first occurrence of the Conversion Trigger during the twelve-month period requiring each holder to convert a specified number of shares of Series E Preferred Stock up to a maximum of each holder’s pro rata share of up to 20,000 shares of Series E Preferred Stock; provided, however, if during a twelve-month period the Company has the right to cause such a conversion and does not, then, if during the next twelve-month period the Company has the right to cause such conversion, it shall have the right to cause the conversion of up to a holder’s pro rata portion of up to 40,000 shares of Series E Preferred Stock; provided further, however, the Company shall never be entitled to cause the conversion of more than a holder’s pro rata portion of 40,000 shares of Series E Preferred Stock.

Registration Rights Agreement
In connection with the issuance of our Series E Preferred Stock, we entered into a Registration Rights Agreement, dated December 11, 2006, with Mr. Ardinger (the “Registration Rights Agreement”). The Registration Rights Agreement provides that any time after January 1, 2008, the holders of at least the lesser of (a) 10,000,000 shares of the Registrable Securities (as defined below) or (b) Registrable Securities with a market value of $10,000,000 shall have the right to make a demand that we register for resale the number of Registrable Securities set forth in the demand. Upon receiving a demand, each other holder has the right to include in the registration any of such other holder’s Registrable Securities. The Company shall file a registration statement covering such Registrable Securities within sixty (60) days following the demand. In addition, the holders have the right to include the Registered Securities on any other registration statement filed by the Company, subject to certain exceptions. “Registrable Securities” includes, among other things, the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock.
Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Blank Check Preferred Stock. We believe that the availability of the preferred stock under our Certificate of Incorporation provides us with flexibility in addressing corporate issues that may arise. The existence of authorized but unissued shares of preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of our stockholders, our Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. Our Board will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests.
Special Meetings. Our Bylaws provide that our chairman of the board, our president, a majority of our Board or, upon written request, the holders of at least 50.1% of the total number of our outstanding capital stock, may call a special meeting of stockholders. Therefore, stockholders holding less than a majority of our outstanding shares of capital stock may not call a special meeting of stockholders.
No Cumulative Voting. Under the DGCL, the right to vote cumulatively does not exist unless our Certificate of Incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not grant stockholders the right to vote cumulatively.
Amendment to Certificate of Incorporation and Bylaws. As required by the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our Board, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, if applicable. Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office.
Indemnification. Under our Certificate of Incorporation and Bylaws, we have agreed to indemnify, to the fullest extent permitted under the DGCL, our directors, officers, employees and agents who are a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Company against any and all expenses, liabilities or other matters (including attorney’s fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a Director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Delaware Anti-Takeover Statute
As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:
•	before that person became a 15% stockholder, our Board approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;
•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our Board and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.
Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of the common stock.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.
DISSENTERS’ RIGHTS OF APPRAISAL
Under the DGCL, stockholders are not entitled to dissenters’ rights with respect to any of the actions described in this information statement.
INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS ACTED UPON
None of the Company’s directors or officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendments that was not shared by all other holders of the Company’s capital stock. No director of the Company opposed the actions taken by the Company set forth in this Information Statement.
PROPOSAL BY SECURITY HOLDERS
No security holder has asked the Company to include any proposal in this Information Statement.
EXPENSE OF INFORMATION STATEMENT
The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, one Information Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, and requests that in the future separate communications be sent to stockholders who share an address, should be directed to: ViewCast.com, Inc., 3701 W. Plano Parkway, Suit 300, Plano, Texas 75075, Attn: Investor Relations, or by calling telephone number (214) 488-7200 and asking for investor relations.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
By Order of the Board
David T. Stoner
Chief Executive Officer
Date:  _____, 2011

APPENDIX A
CERTIFICATE OF AMENDMENT
CERTIFICATE OF INCORPORATION
VIEWCAST.COM, INC.
(Pursuant to Sections 228 and 242 of the Delaware General
Corporation Law of the State of Delaware)
ViewCast.com, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
First. Article Fourth of the Company’s Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety by the following language:
ARTICLE IV
“Fourth. The Corporation shall have authority to issue two hundred million (200,000,000) shares of Common Stock, par value of $.0001 per share, and five million (5,000,000) shares of preferred stock, par value of $.0001 per share.
The Board of the Corporation is authorized to determine or alter the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitation or restrictions thereof, if any, granted to or imposed upon any wholly-unissued class and/or series of capital stock in any resolution or resolutions of the Board originally fixing the number of shares constituting any such wholly-unissued class and/or series, to increase or decrease (but not below the number of shares of any such class and/or series then outstanding) the number of shares of any class and/or series, and to fix the number of shares of any such class and/or series.”
Second. This Certificate of Amendment to the Certificate of Incorporation of the Corporation has been approved by the majority of the shares of outstanding stock of the Corporation entitled to vote thereon and duly adopted by the Board of the Corporation by written consent in accordance with the provisions of Sections 228 and 242 of the DGCL.
Third. This Certificate of Amendment to the Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed this  _____  day of  _____, 2011.

VIEWCAST.COM, INC.:

By:
Name:
Title: